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                                                                     EXHIBIT 5.1


                                 S&F LETTERHEAD




                                   May 5, 2004



Capital Growth Systems, Inc.
1100 East Woodfield Road
Schaumburg, Illinois 60173

         Re: Capital Growth Systems, Inc.
             Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Capital Growth Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form SB-2 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the proposed sale by the selling shareholders named therein (the "Selling Shareholders") of up to 8,133,093 shares (the "Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"). The Shares consist of an aggregate of 6,831,704 shares of the Company's Common Stock currently outstanding and beneficially owned by the Selling Shareholders (the "Issued Shares") and an aggregate of 1,301,389 shares issuable upon the exercise of outstanding warrants (the "Warrants") held by certain of the Selling Shareholders (the "Unissued Shares"). In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents submitted to us as copies.

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May 5, 2004
Page 2


         Our opinion expressed below is limited to the laws of the State of Illinois and the federal laws of the United States of America, as currently in effect. We do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to laws other than the laws of the State of Illinois and the federal laws of the United States, in each case in effect on the date hereof as they presently apply. However, with your permission, in rendering the opinions set forth herein we have assumed that the provisions of Florida law, insofar as they affect the authorization and issuance of the Shares, would be substantively identical to those of Illinois law. On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that:

         1. The Issued Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         2. The Unissued Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

         This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement as described above. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                       Respectfully submitted,

                                       /s/ Shefsky & Froelich Ltd.

                                       SHEFSKY & FROELICH LTD.